|                                              FEDERAL IDENTIFICATION
__________ |                                              NO. __________________
Examiner   |
           |                 THE COMMONWEALTH OF MASSACHUSETTS
           |                       WILLIAM FRANCIS GALVIN
           |                    Secretary of the Commonwealth
           |        One Ashburton Place, Boston, Massachusetts 02108-1512
           |
           |                  RESTATED ARTICLES OF ORGANIZATION
__________ |               (GENERAL LAWS, CHAPTER 156B, SECTION 74
Name       |
Approved   |We,     THOMAS F. COX                    *President/*Vice President,
           |    -----------------------------------,    [XX]         [ ]
           |
           |
           |and     RICHARD A. PARR II                   *Clerk/*Assistant Clerk
           |    ---------------------------------------,     [XX]         [ ]
           |
           |
           |of    CONCENTRA MANAGED CARE SERVICES, INC.
           |    ----------------------------------------------------------------
           |                     (EXACT NAME OF CORPORATION)
           |
           |located at   312 Union Wharf, Boston, Massachusetts 02109
           |           ---------------------------------------------------------
           |           (STREET ADDRESS OF CORPORATION MASSACHUSETTS)
           |
           |do hereby certify that the following Restatement of the Articles
           |of Organization was duly adopted at a meeting held on
           |August 17, 1999 by a vote of the directors/or:
           |---------------
           |
           |         shares of                    of         shares outstanding,
           |---------         --------------------  ---------
           |                 (TYPE, CLASS & SERIES,
           |                         IF ANY)
           |
           |         shares of                    of     shares outstanding, and
           |---------         --------------------  -----
           |                 (TYPE, CLASS & SERIES,
           |                         IF ANY)
           |
           |         shares of                    of         shares outstanding,
           |---------         --------------------  ---------
           |                 (TYPE, CLASS & SERIES,
           |                         IF ANY)
           |
           |**being  at  least  a  majority  of  each  type,   class  or  series
           |outstanding   and  entitled   to   vote  thereon:/**being  at  least
           |two-thirds of each type, class of series outstanding and entitled to |vote thereon and of each type, class or series of stock whose rights |are adversely affected thereby:
  C    [ ] |
  P    [ ] |                             ARTICLE I
  M    [ ] |                  The name of the corporation is:
 R.A.  [ ]
           |               CONCENTRA MANAGED CARE SERVICES, INC.
           |
           |                             ARTICLE II
           |                The purpose of the corporation is to
           |          engage in the following business activity(ies):
           |
           |The purposes for which the corporation is formed are to engage in |any lawful act or activity for which corporations may be organized |under the General Laws of the Commonwealth of Massachusetts.
           |
           |*DELETE THE INAPPLICABLE WORDS.    **DELETE THE INAPPLICABLE CLAUSE.
           |
           |NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM |IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 x 11 |SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO
__________ |MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE  SHEET SO LONG AS EACH
P.C.       |ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

--------------------------------------------------------------------------------
     WITHOUT PAR VALUE                           WITH PAR VALUE
--------------------------------------------------------------------------------
  TYPE      NUMBER OF SHARES            TYPE     NUMBER OF SHARES    PAR VALUE
--------------------------------------------------------------------------------
 Common:                               Common:          100            $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                            Preferred:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

   Except as otherwise provided, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:




                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                            SEE SCHEDULE A - ATTACHED




**IF THERE ARE NO PROVISIONS STATE "NONE".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMAMENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                   SCHEDULE A
                                   ----------

                                   ARTICLE VI


     In furtherance and not in limitation of the powers conferred by the laws of the Commonwealth of Massachusetts, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

     The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation; and other provisions authorized by the laws of the Commonwealth of Massachusetts at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

     The Corporation shall, to the fullest extent permitted by the General Laws of the Commonwealth of Massachusetts, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the General Laws of the Commonwealth of Massachusetts or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing.


                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMAMENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is:

                  312 Union Wharf, Boston, Massachusetts 02109

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

      NAME                         RESIDENTIAL ADDRESS        POST OFFICE ADDRESS

President: Thomas F. Cox       4324 Signal Hill Drive, Nashville, Tennessee 37205

Treasurer: Thomas E. Kiraly    2600 Whitehaven Street North, Colleyville, Texas 76034

Clerk:     Richard A. Parr II  5224 Beckington Lane, Dallas, Texas 75287

Directors: Daniel J. Thomas    4 Stevens Circle, Westwood, Massachusetts 02090
           Thomas E. Kiraly    2600 Whitehaven Street North, Colleyville, Texas 76034





c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: 12/31

d. The name and business address of the resident agent, if any, of the corporation is:

               C T Corporation System
               2 Oliver Street, Boston, Massachusetts 02109

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:




SIGNED UNDER THE PENALTIES OF PERJURY, this    17th    day of    August,   1999,
                                            ----------        ------------   --

                                                   *President / *Vice President,
--------------------------------------------------,     [X]            [ ]
      Thomas F. Cox


 /s/ Richard A. Parr II                               *Clerk / *Assistant Clerk.
----------------------------------------------------,   [X]            [ ]
     Richard A. Parr II

*DELETE THE INAPPLICABLE WORDS.      **IF THERE ARE NO AMENDMENTS, STATE 'NONE'.

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)


               =================================================


               I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $_________ having been paid, said articles are deemed to have been filed with me this ________ day of ______________, 19 ____.



               EFFECTIVE DATE:_________________________________





                             WILLIAM FRANCIS GALVIN
                          SECRETARY OF THE COMMONWEALTH





                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


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               Telephone: --------------------------------------